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                                  EXHIBIT 22.0

                             TELEVIDEO SYSTEMS, INC.

                                  SUBSIDIARIES

DOMESTIC

*        Indigo International, a California corporation (40%)

*        Advanced MOS Technology Associates, Inc., a California corporation
         (20%)

*        PerCommServ, Inc., a California corporation (30%)

*        TeleVideo Venture Corporation, a Virginia corporation (Inactive)

*        Trimeter Technologies Corporation, a Pennsylvania corporation (36.6%)
         (Inactive)

FOREIGN

*        TeleVideo Informatique Systems, S.A.R.L., a French corporation
         (Inactive)

*        TeleVideo Systems Deutschland GmbH, a West German corporation
         (Inactive)

*        TeleVideo Systems International, a Virgin Islands corporation
         (Inactive)

*        TeleVideo Systems International B.V., a Netherlands corporation
         (Inactive)

*        TeleVideo Systems International, Ltd., a United Kingdom corporation
         (Inactive)

* "Three H" Joint Venture, a Commonwealth of Independent States corporation (50%)

* "InterTerminal" Joint Venture, a Commonwealth of Independent States corporation (51%)

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